AMENDMENT TO LEASE AGREEMENT



                                 BY AND BETWEEN




                             JAMES LUTERBACH, Lessor



                                       AND



                           H.K. SYSTEMS, INC., Lessor

                                       FOR




                             2855 South James Drive
                           New Berlin, Wisconsin 53151

                          AMENDMENT TO LEASE AGREEMENT


             THIS AMENDMENT to lease agreement made and entered into at New Berlin, Wisconsin, on the 17th day of April 1996, by and between JAMES LUTERBACH, as Lessor, and H.K. SYSTEMS, INC., as Lessee.

                              W I T N E S S E T H:

             1. PARTIES TO AGREEMENT. The parties to this amendment to lease agreement are:

                  James Luterbach (Lessor)
                  a resident of Arizona
                  2880 South 171st Street
                  New Berlin, WI 53151

                  H.K. Systems, Inc. (Lessee)
                  a Delaware corporation
                  2855 South James Drive
                  New Berlin, WI 53151

             H.K. Systems, Inc. was formerly known as Harnischfeger Engineers, Inc., and, other than for change in its name only, continues as the same entity under its changed name.

             2. LEASE AGREEMENT. Heretofore, and on the 16th day of January, 1995, the parties hereto entered into a written lease agreement for the premises at 2855 South James Drive, New Berlin, Wisconsin 53151.

             3. AMENDMENT TO DESCRIPTION OF PREMISES. Paragraph 2 of the said lease agreement is amended and restated to provide:

             Lessor does hereby lease, demise and let unto Lessee, the premises at 2855 south James Drive, New Berlin, Wisconsin 53151, consisting of approximately seven acres of land improved with a commercial building together with the adjacent parking lot now extended to the west by addition of pavement to accommodate driveway access to and the construction of 48 additional vehicle parking spaces and together with attendant improvements in their entirety subject to the rights of tenants hereinbelow described.

             4. AMENDMENT TO TERM OF LEASE. Paragraph 3 of the said lease agreement is amended and restated to provide:

             Lessee shall have, hold and peaceably enjoy the use of the premises for the term of sixteen (16) years commencing on the 1st day of November, 1995, and ending on the 31st day of October, 2011.

             5. AMENDMENT TO EXISTING LEASES. The second paragraph under paragraph 10 of the said lease is amended and restated to provide.

             The prior lease to SPX Corporation and the prior sublease to Granite Finance Corporation have been timely terminated, and the said lessee and sublessee have vacated the premises leased to them, and the occupancy thereof timely delivered to Lessee herein.

             6. AMENDMENT TO USE OF PREMISES. Paragraph 9 of the said lease agreement is amended by adding thereto the following paragraph:

             In consideration for the addition by Lessor of the 48 vehicle parking spaces hereinabove described and the payment by Lessor to Lessee of the sum of $10,000.00, receipt of which Lessee hereby acknowledges, Lessee grants to Lessor for the exclusive use by Granite Finance Corporation (Granite) of 26 vehicle parking spaces designated by Lessee in the parking area at the northeast comer of the premises leased, access to which is through a gate operated by coded card, a sufficient number of which shall be furnished by Lessee to Granite. The exclusive use by Granite of the 26 vehicle parking spaces shall be for the initial term of the existing lease between Lessor and Granite for the premises at 2725 South Moorland Road, New Berlin, Wisconsin, expiring on March 31, 2006, together with the two successive five year extensions thereof if the initial term of the said lease for the said premises is extended by Granite or its successor or successors, if any, only and none other.

             7. CONFIRMATION OF LEASE. The provisions of the said lease between the parties dated the 16th day of January, 1995, not specifically amended herein are hereby confirmed in their entirety.

             IN WITNESS WHEREOF, James Luterbach, as Lessor, by William Luterbach, his attorney in fact, has executed these presents, and H.K. Systems, Inc., formerly Harnischfeger Engineers, Inc., as Lessee, has caused these presents to be executed by its duly authorized officer, and their respective seals to be hereunto affixed, in multiple original, at the place and on the date first above written.

   LESSOR:                            LESSOR:

   JAMES LUTERBACH     (SEAL)         H.K. SYSTEMS, INC.  (SEAL)


   By:  /s/ William Luterbach         By:  /s/ John R. Kuhnmuench, Jr.
        William Luterbach,                 John R. Kuhnmuench, Jr.,
        his attorney in fact               Vice President, Secretary and
                                           General Counsel

                                 LEASE AGREEMENT



                                 BY AND BETWEEN



                             JAMES LUTERBACH, Lessor



                                       AND



                      HARNISCHFEGER ENGINEERS, INC., Lessor

                                       FOR




                             2855 South James Drive
                           New Berlin, Wisconsin 53151

                                    INDEX TO
                     LUTERBACH/HARNISCHFEGER ENGINEERS, INC.
                                 LEASE AGREEMENT


   Title                                                                 Page


   1.   PARTIES TO AGREEMENT . . . . . . . . . . . . . . . . . . . . . .    1

   2.   CONVEYANCE AND DESCRIPTION OF PREMISES . . . . . . . . . . . . .    1

   3.   TERM OF LEASE  . . . . . . . . . . . . . . . . . . . . . . . . .    2

   4.   RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

   5.   IMPROVEMENTS BEFORE COMMENCEMENT OF TERM . . . . . . . . . . . .    3

   6.   SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . .    4

   7.   MAINTENANCE AND REPAIR . . . . . . . . . . . . . . . . . . . . .    4

   8.   UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

   9.   USE OF PREMISES, COMPLIANCE WITH LAW AND SIGNS . . . . . . . . .    5

   10.  ASSIGNMENT AND SUBLETTING; EXISTING LEASES . . . . . . . . . . .    6

   11.  TRADE FIXTURES AND REMODELING OF PREMISES  . . . . . . . . . . .    7

   12.  INDEMNITY AND LIABILITY INSURANCE  . . . . . . . . . . . . . . .    7

   13.  FIRST PARTY PERSONAL PROPERTY DAMAGE, INSURANCE, SUBROGATION AND
        NONLIABILITY FOR CONSEQUENTIAL DAMAGES . . . . . . . . . . . . .    8

   14.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND INSURANCE PREMIUMS  .    9

   15.  DAMAGE OR INJURY AND CONDITION OF PREMISES . . . . . . . . . . .   10

   16.  OPTION TO EXTEND LEASE . . . . . . . . . . . . . . . . . . . . .   10

   17.  SURRENDER AT END OF TERM AND HOLDING OVER  . . . . . . . . . . .   11

   18.  RE-ENTRY UPON DEFAULT OF LESSEE  . . . . . . . . . . . . . . . .   11

   19.  EFFECT OF BANKRUPTCY OR INSOLVENCY; FINANCIAL STATEMENTS . . . .   13

   20.  LESSOR'S ENTRY FOR INSPECTION, MAINTENANCE AND REPAIR; FOR RENT
        SIGNS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

   21.  DAMAGE OR DESTRUCTION OF PREMISES  . . . . . . . . . . . . . . .   14

   22.  WAIVER OF BREACH NOT WAIVER OF SUBSEQUENT BREACH . . . . . . . .   15

   23.  WRITTEN NOTICES  . . . . . . . . . . . . . . . . . . . . . . . .   15

   24.  ESTOPPEL CERTIFICATES  . . . . . . . . . . . . . . . . . . . . .   15

   25.  SUBORDINATE TO MORTGAGE AND ATTORNMENT . . . . . . . . . . . . .   15

   26.  COVENANTS BINDING UPON ASSIGNS . . . . . . . . . . . . . . . . .   16

   27.  LAW OF FORUM; PROVISIONS SEVERABLE . . . . . . . . . . . . . . .   16

   28.  ENTIRE AGREEMENT AND MODIFICATION  . . . . . . . . . . . . . . .   16



                                 LEASE AGREEMENT


             THIS INDENTURE, made and entered into at New Berlin, Wisconsin, on the 16th day of January, 1995, by and between JAMES LUTERBACH, as Lessor, and HARNISCHFEGER ENGINEERS, INC. as Lessee.

                              W I T N E S S E T H:

             1. PARTIES TO AGREEMENT. The parties to this lease agreement are:

                  James Luterbach, (Lessor)
                  a resident of Arizona
                  2880 South 171st Street
                  New Berlin, WI 53151

                  Harnischfeger Engineers, Inc. (Lessee)
                  a Delaware corporation
                  13400 Bishops Lane
                  Brookfield, WI 53005

             Luterbach, although a resident of Arizona, designates his indicated address for the purposes of this agreement.

             After the commencement of the term of this lease agreement, the address of Lessee shall be changed to the premises leased herein at 2855 South James Drive, New Berlin, Wisconsin 53151.

             2. CONVEYANCE AND DESCRIPTION OF PREMISES. Lessor does hereby lease, demise and let unto Lessee the premises at 2855 South James Drive, New Berlin, Wisconsin 53151, consisting of approximately seven acres of land improved with a commercial building together with the adjacent parKing lot and attendant improvements in their entirety subject to the rights of tenants hereinbelow described.

             3. TERM OF LEASE. Lessee shall have, hold and peaceably enjoy the use of the premises for the term of fifteen (15) years commencing on the 1st day of November, 1995, and ending on the 31st day of October, 2010.

             4. RENT. Lessee shall have, hold and peaceably enjoy the use of the premises for the term and shall pay therefor the base rent of Thirteen Million Eight Hundred Ninety-four Thousand Two Hundred Dollars ($13,894,200.00), adjusted as herein provided, payable at the rate of $77,190.00 on the first day of each calendar month commencing on the 1st day of November, 1995, through the end of the term, in advance, together with adjustments to base rent and the other obligations particularized hereinbelow, and together with any sales, use, occupancy or similar taxes, if any, attributable thereto, absolutely without any claim of setoff for any reason whatever against Lessor, the obligation to pay rent being a covenant independent of the other covenants herein to be performed by Lessee. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly installments of rent herein provided shall be other than on account of the earliest unpaid rent obligation, nor shall any endorsement or statement on or accompanying any remittance be deemed an accord or satisfaction, and Lessor shall accept such remittance without prejudice to Lessor's right to recover unpaid rent or to pursue any other remedy in this lease.

             Commencing with the 1st day of November, 2000, and for each subsequent year during the term commencing on the 1st day of November, the base rent shall be increased by three percent (3%) over the base rent payable for the preceding year apportioned to and payable as the monthly installments of rent.

             5. IMPROVEMENTS BEFORE COMMENCEMENT OF TERM. Prior to the commencement of the term of this lease, Lessor, at his cost, shall complete the leasehold improvements to the premises in accordance with the plans and specifications to be prepared by Computerized Structural Design, Inc. (CSD), architects and engineers, coordinated to the requirements timely provided by Lessee to Lessor to permit commencement of construction no later than the 1st day of June, 1995. The cost of the leasehold improvements including charges by CSD shall be not more than $1,250,000.00 with the work of improvement performed by James Luterbach Construction Co., Inc. who shall charge a ten percent (10%) supervision fee upon cost of its own work and a five percent (5%) supervision fee upon charges payable to its subcontractors, but with total fees not to exceed $65,000.00. Should supervising governmental authority require as a condition to the approval of the plans and specifications for the leasehold improvements that modifications be made to the building not reasonably contemplated in the said plans and specifications, then Lessee shall pay the first $10,000.00 of the cost thereof and 75 percent of any cost in excess thereof, and Lessor shall pay the remaining 25 percent of the excess cost. The written statement by CSD that the work of leasehold improvements has in its professional opinion been substantially completed in accordance with its plans and specifications and in compliance with applicable rules and regulations including the Americans With Disabilities Act as then defined, and that an occupancy permit is issuable to Lessee shall be conclusive upon the parties.

             The work of the leasehold improvements shall be diligently performed. In the event the work of the leasehold improvements is delayed by causes beyond the control of Lessor so they are not substantially completed at the commencement of the term of this lease agreement, then the commencement of the term shall abate substantial completion thereof, and all other dates in this lease agreement shall be extended commensurately.

             6. SECURITY DEPOSIT. Contemporaneously with the execution and delivery of this agreement, Lessee has paid Lessor, the receipt of which is acknowledged, the sum of $34,500.00 as security for the full and faithful performance by Lessee of its obligations under this lease agreement, which security deposit may be used by Lessor for his own purposes, and which shall be returned to Lessee promptly upon the expiration of the term of this lease agreement, provided Lessee has faithfully performed its obligations under the terms hereof and has surrendered the premises to Lessor, otherwise to be applied to the damages sustained by Lessor under this lease agreement.

             7. MAINTENANCE AND REPAIR. Lessor shall, as required and at his cost, perform repairs, maintenance or replacement to the structure and to the roof of the building of the premises, except for repairs, maintenance or replacement to the structure or to the roof which become necessary through the fault or neglect of Lessee, its agents, employees or other persons, other than Lessor, in privity with Lessee, in which event Lessee shall pay the cost thereof. Lessor shall exercise reasonable effort to maintain the roof of the building of the premises free from water leaks, but the parties recognize the roof of the building is flat and will be susceptible to damage by the elements which may result in such water leaks. In no event, however, shall Lessor be liable to Lessee for water damage resulting from water leaks in the roof or from water seepage.

             Lessee shall, at its cost, maintain the premises in good repair, reasonable wear and tear excepted, including, but not limited to, maintenance and repaving of the parking lot, driveway and walkways, including snow and ice removal, landscape maintenance, maintenance, repair and replacement as necessary of the heating, ventilating, air conditioning, hot water and plumbing systems and window glass replacement, excepting only the said structural and roof repairs required to be performed by Lessor.

             In the event Lessee fails to timely perform the maintenance obligations required of it, Lessor may perform such obligations, and Lessee shall promptly pay Lessor the costs incurred upon receipt of the invoice therefor.

             8. UTILITIES. Lessee shall, during the term of this lease, pay for costs of gas, heat, water, sewer, electricity and all other utilities as may be furnished to the premises including any taxes or use assessments attributable thereto.

             9. USE OF PREMISES, COMPLIANCE WITH LAW AND SIGNS. Lessee shall use the premises for offices, storage and other uses consistent with its business of providing professional engineering services to others, and for no other purpose without the prior written consent of Lessor, which shall not be unreasonably withheld, and shall comply with all requirements of law and rules and regulations and orders of supervising governmental authorities, and shall not, in any event, put the premises to noxious or illegal uses, or uses that may constitute a nuisance or an irritant or danger to adjacent properties. Lessee shall not store abandoned vehicles or equipment exterior to the building, nor cause the premises to become unsightly, nor paint or deface masonry or metal trim, nor erect or display any signs visible outside of the building of the premises without the prior written consent of Lessor which shall not be unreasonably withheld, and Lessor may remove any unauthorized signs at the cost of Lessee.
   Lessee shall pay all fees for signs imposed by supervising governmental authority.

             10. ASSIGNMENT AND SUBLETTING; EXISTING LEASES. Except as otherwise provided herein, Lessee shall not assign this lease nor sublet all or any portion of the premises without first obtaining the written consent of Lessor, which shall not be unreasonably withheld. Such assignment or subletting shall not relieve Lessee from liability for payment of rent and the performance of all other obligations hereunder, unless otherwise agreed in writing by both parties.

             The premises are presently leased to SPX Corporation (SPX), the successor to and the assignee of Bear Automotive Service Equipment Company
   (Bear) under the terms of a lease agreement dated August 27,1986, with amendment dated December 3,1986, for the initial term often years commencing on April 1,1987, and ending on March 31,1997. On April 25,1994, SPX, with consent of Lessor, sublet the second floor of the building of the premises to Granite Finance Corporation (Granite) for the initial term of five years commencing on June 1, 1994, and ending on May 31, 1999. Lessor shall consensually terminate the lease with SPX and the sublease with Granite 50 the premises leased to them shall be timely available for the construction of the leasehold improvements required to be provided by Lessor to Lessee.

             Lessor shall enter into a lease for the southeasterly 9,600 square feet of the first floor of the building of the premises to ABB Robotics, Inc. (ABB) for a term of three years commencing on the 15th day of January, 1995, and ending on the 14th day of January, 1998, which shall be extended for two successive one year terms unless either party shall prior to nine months preceding the expiration of the initial term, or of the expiration of the first extended term, gives notice to the other party that the then extant term shall not be extended, at the rate of $7.95 per square foot of floor space per annum, a copy of which lease agreement shall be promptly furnished to Lessee. At the commencement of the term of this lease agreement Lessor shall assign his interest in the lease agreement with ABB over to Lessee who shall assume the rights and obligations of the Lessor thereunder to the extent not required of Lessor herein.

             11. TRADE FIXTURES AND REMODELING OF PREMISES. All trade fixtures and equipment installed by or for Lessee incident to its business, except leasehold improvements installed by Lessor at his cost, shall remain the property of Lessee and shall be removed by Lessee during or at the expiration or sooner termination of the term of this lease agreement. However, any damage caused by such removal shall be repaired by Lessee if so required by Lessor. If Lessee shall fail to make such removal and repair, Lessor shall make or cause the same to be made, and Lessee shall pay Lessor the cost thereof promptly upon receipt of the invoice therefor. No remodeling of or alteration to the premises shall be made by Lessee without the prior written consent of Lessor which shall not be unreasonably withheld.

             Any personal property belonging to Lessee left on the leased premises when Lessee shall surrender the premises to Lessor shall be deemed abandoned and may be disposed of in the discretion of Lessor, and Lessee shall reimburse Lessor for the cost of such disposal promptly upon receipt of the invoice therefor.

             12. INDEMNITY AND LIABILITY INSURANCE. In consideration for commensurate reduction in rent, Lessee shall indemnify, hold harmless, and defend Lessor from and against any and all claims, demands, damages, suits, actions, judgments, decrees, orders and expenses including attorney fees in favor of anyone arising out of or on account of this lease agreement or the use, occupancy or condition of the premises for incidents occurring during the term of this lease agreement, or while holding over, caused by any person whatever, whether the claim therefor is made during or alter the expiration of the term of this lease. To additionally secure Lessor against such claims, Lessee shall, during the term of this lease agreement and while holding over, maintain in lull force and effect a policy or policies of comprehensive general liability insurance against loss, liability or claims made by any person, including Lessee and third parties, on an occurrence basis with a combined single limit of not less than $5,000,000.00 for any one person, or for any one occurrence, naming Lessor as an additional insured. Lessee shall furnish Lessor with a certificate of insurance showing such policy or policies to be in lull force and effect during the term of this lease agreement, or while holding over, which shall contain a provision that the said policy or policies are not be to cancelled except upon 30 days prior written notice of cancellation to Lessor.

             13. FIRST PARTY PERSONAL PROPERTY DAMAGE, INSURANCE, SUBROGATION AND NONLIABILITY FOR CONSEQUENTIAL DAMAGES. Neither of the parties hereto shall be liable or responsible to the other party for personal property damage or for consequential damages sustained, other than for personal injury resulting therefrom, whether or not occasioned by negligence. Each of the parties shall insure against damage by casualty or negligence to his or its personal property and be limited to first party recovery from his or its respective insurance carriers without subrogating the claim of either against the other to the benefit of the insurance carriers making payment under insurance contracts. Each party shall name the other party as an additional insured and shall take such other action as will effectively prevent the insured party's insurance carrier from subrogating a claim against the other party. Each party shall furnish the other party with a certificate of insurance showing such policy or policies to be in lull force and effect during the term of this lease and while holding over, which shall contain a provision that the said policy or policies are not to be cancelled except upon 30 days prior written notice of cancellation to the named insureds or certificate holders.

             Lessor shall not be responsible nor liable to Lessee for any loss, damage, injury, consequential damages or for any matter whatever that may result through the acts or omissions of Lessor or of any other party, it being the contemplation of the parties that Lessee may, at its election, insure against such losses or make other provision for such loss, damage or injury.

             14. REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND INSURANCE PREMIUMS. Lessee shall pay as additional rent the net annual real estate taxes, special assessments, and premiums for fire and extended coverage insurance and owner's, landlord's and tenant's liability insurance carried by Lessor upon the premises. Said additional rent shall be prorated to conform to the term of this lease agreement or while holding over. Contemporaneously with the payment of the monthly installments of rent, Lessee shall pay Lessor one-twelfth (1/12) of the estimated annual real estate taxes, special assessments and premiums for said insurance to fully fund the obligations therefor by the end of each calendar year for which the taxes are assessed or charges incurred. Any deficiency in the amounts funded for these purposes shall be promptly paid by Lessee upon receipt of the invoice and supporting documents therefor, even if delivered alter the expiration of the lease term. The monthly payments for estimated real estate taxes, special assessments and insurance premiums shall be $11,550.00 commencing with the first day of the term and continuing through the 1st day of December, 1996, and thereafter determined annually by the amount assessed or charged for the preceding calendar year.

             Lessee shall have the right, at its cost, to contest or protest the amounts assessed for real estate taxes or for special assessments, and Lessor shall cooperate with Lessee in any procedure initiated therefor by Lessee.

             15. DAMAGE OR INJURY AND CONDITION OF PREMISES. Lessee shall use and occupy the premises in a careful, safe and lawful manner, without waste, and shall keep the premises and all parts thereof safe and in good order, and will so deliver up the same at the expiration or sooner termination of this lease, reasonable use and ordinary wear and tear thereof and damage by unavoidable casualty to personal property against which Lessor is obligated to insure and is or would be covered and fully compensable to Lessor by such insurance excepted. Lessee, at its sole cost and expense, shall make good any damage to said premises or any part thereof caused by the act of Lessee or its agents and employees, or by persons, other than Lessor, in privity with Lessee, and shall prior to the expiration or sooner termination of the lease term repair any damage to said premises which may be caused by its removal therefrom.

             16. OPTION TO EXTEND LEASE. Provided Lessee shall in all respects be current in the performance of its obligations under this lease agreement, and not otherwise, and not while holding over, and shall desire to extend the initial term of this lease agreement, it shall have the option to do so for two additional five year terms which options shall be exercised by giving written notice to Lessor of its election to extend the initial term not less than 24 months prior to the expiration of the initial term for the first extended term, and like notice at the like time prior to the expiration of the first extended term in exercising the option for the second extended term, whereupon this lease agreement shall be extended for each such additional term of five years without the necessity for any separate extension agreement. All of the provisions of this lease agreement for the initial term shall continue through each extended term except for base rent. Base rent for the first year of the first extended term shall be increased, but not decreased, by the proportionate increase in the Consumer Price Index-Urban (CIP-U) published by the United States Department of Labor immediately prior to the beginning of the first year of the extended term over that published most recently prior to the thirteenth year of the initial term without limitation. Thereafter the base rent for each subsequent year of each extended term shall be increased but not decreased by the proportionate increase in the CPI-U published immediately prior to the beginning of each year of the extended term over that published most recently prior to the twelfth month preceding the beginning of each such year, but in all events each said annual proportionate increase in base rent shall not be less than three percent (3%) nor more than ten percent (10%).

             17. SURRENDER AT END OF TERM AND HOLDING OVER. Lessee covenants that on the last day of the term of this lease agreement, or any extension thereof, or earlier termination thereof, to peaceably and quietly surrender and yield up to Lessor the entire premises, including all leasehold and other improvements and additions to the freehold not required to be removed, broom clean and in good order and condition, reasonable wear and tear excepted. Should Lessee hold over alter the expiration of the term of this lease; this lease shall then continue on a month to month term only, subject to all of the conditions, provisions and obligations of this lease insofar as the same are applicable to the month to month term.

             18. RE-ENTRY UPON DEFAULT OF LESSEE. If Lessee shall default in the payment of rent which is not cured within 10 days alter Lessor gives Lessee written notice of default, then Lessee shall, in addition to the payment of rent in default, pay Lessor seven and one-half percent (7 1/2%) of the payment in default as a late payment fee. If Lessee shall default in the payment of rent which is not cured within 30 days alter Lessor gives Lessee written notice of default, then Lessor may at his option declare the base rent for the balance of the term due in its entirety, whereupon the same shall be payable forthwith reduced to its then present value at an annual compounded interest rate often percent (10%) without abatement by re-rental, but in all events the accelerated base rent shall not be less in amount than twenty-four (24) months base rent at the monthly base rent rate then in effect without reduction to then present value, so that Lessor will be made whole for expenditures for leasehold improvements incurred before the commencement of the term and as agreed liquidated damages for unpaid base rent only.

             In the event Lessee does not or shall neglect or fail to perform and observe any of the covenants or conditions herein contained which on its part are to be performed, including the independent covenant for payment of rent, Lessor may lawfully, immediately, or at any time hereafter, and while such neglect or default continues, and upon 30 days prior written notice of default which remains uncorrected, except m those cases where it is not feasible for the Lessee to correct the default within 30 days and Lessee has commenced correction within 30 days of the notice or demand and is diligently pursuing the correction to completion, then without further notice or demand, enter into or upon said premises and repossess the same as if its former estate as authorized by law, and expel Lessee and those claiming under it, and remove its effects, forcibly if necessary, without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant; and such expulsion and removal, whether by the direct act of Lessor or his assigns according to law, or through the medium of legal proceedings for that purpose instituted, shall not affect the liability of the Lessee or its representatives for the past rent due or future rent to accrue under this lease, but the same shall continue as if such removal or expulsion had not taken place. Lessee further covenants and agrees to pay and discharge all reasonable costs, attorneys' fees and expenses that shall be paid and incurred by Lessor in enforcing the covenants and agreements of this lease. The remedies of Lessor shall be cumulative.

             Accelerated base rent and other obligations of Lessee to Lessor shall bear interest on the unpaid balance thereof from time to time until paid at the rate of ten-twelfths of one percent (10/12%) or three percent (3%) over the rate charged by Firstar Bank, Milwaukee, Wisconsin, to its most creditworthy borrowers, whichever is the greater, applied monthly to the total amount of principal and accumulated interest accrued.

             19. EFFECT OF BANKRUPTCY OR INSOLVENCY; FINANCIAL STATEMENTS. The interest of Lessee under this agreement shall not be subject to involuntary assignment, transfer or sale by operation of law or in any manner whatsoever, and any such attempt at involuntary assignment, transfer or sale shall be void and of no effect.

             The parties acknowledge that the leasehold improvements to be made by Lessor upon the premises are unique to the special use of Lessee. In the event any proceedings under the Bankruptcy Act or similar laws be commenced by or against Lessee which are not dismissed before an adjudication in bankruptcy or the confirmation of a composition, arrangement or plan of reorganization, or in the event Lessee is adjudged insolvent or makes an assignment for the benefits of its creditors, or if a receiver is appointed for Lessee in any proceedings or action, then at the election of Lessor, the Lessor may accelerate the unpaid rent and all obligations of Lessee to Lessor hereunder including all such obligations of any and all persons claiming under Lessee as upon default by Lessee.

             Lessee shall upon reasonable request by Lessor furnish Lessor with its financial statements which Lessor shall keep confidential and provide only if required to his attorneys, accountants and commercial lenders.

             20. LESSOR'S ENTRY FOR INSPECTION, MAINTENANCE AND REPAIR; FOR RENT SIGNS. Lessor shall have the right, at reasonable times during the business hours of Lessee, upon 24 hours advance verbal notice, except in the case of an emergency when entry may be made at any time forcibly or by key and alarm disarmament code provided by Lessee, to enter upon the premises for the purposes of inspecting the same and of showing the said premises to prospective tenants or purchasers or to maintain or to make repairs or modifications to the improvements thereon. Lessee will permit the usual "For Rent" or similar signs to be placed upon the premises at any time within twenty-four (24) months prior to the expiration of the term of this lease, or any extension thereof.

             21. DAMAGE OR DESTRUCTION OF PREMISES. In the event the premises shall be damaged or destroyed during the term of this lease agreement by fire, other casualty or the elements, it shall be promptly repaired by Lessor, at his expense. Lessor shall undertake the necessary work within a reasonable period of time alter such damage or destruction and shall pursue the same with due diligence, in a manner consistent with sound construction methods; but Lessor shall not be liable for any delays in or interruptions to such construction or repair occasioned by strikes, acts of God, national emergency, governmental regulations, inability to procure labor or materials or any other causes (whether of similar or dissimilar nature) beyond his control. Rent shall be abated during the period when the premises are unable to be occupied. In the case where the premises may be partially occupied, rent shall be prorated to the proportion of the premises which may be occupied.

             22. WAIVER OF BREACH NOT WAIVER OF SUBSEQUENT BREACH. The declination of Lessor to insist on strict performance of any of the terms and conditions of this agreement and the obligations of Lessee hereunder shall not be deemed a waiver of any subsequent breach or default on the part of Lessee.

             23. WRITTEN NOTICES. Unless otherwise specifically provided, all notices by either party to the other shall be in writing and given by receipted personal delivery or sent by certified mail with return postal receipt to the other party at the address set forth hereinabove, or to such other address as either party shall hereafter designate to the other by written notice, and shall be effective upon the date of mailing.

             24. ESTOPPEL CERTIFICATES. At any time, and from time to time, Lessee agrees, upon request in writing from Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that its lease agreement is unmodified, or if modified stating the modifications, and in lull force and effect and the date to and for which the rent and other amounts and charges hereunder have been paid.

             25. SUBORDINATE TO MORTGAGE AND ATTORNMENT. This lease agreement shall at all times be subordinate to any mortgage or security agreement placed by Lessor upon the premises, provided, so long as Lessee is not in default under the terms of this lease agreement, the rights of Lessee hereunder shall not be prejudiced nor its occupancy of the premises be disturbed by any action taken by the mortgagee under terms of its mortgage, and in consideration thereof, Lessee agrees to attorn to the mortgagee or any successor in interest to Lessor as its successor Lessor, and this lease agreement shall continue in lull force and effect between Lessee and the successor Lessor. The parties hereto agree to execute such documents as may be necessary to give effect to this provision.

             26. COVENANTS BINDING UPON ASSIGNS. The covenants, conditions and terms of this lease agreement shall be binding upon the respective parties hereto and upon their successors, assigns, trustees, receivers, heirs and personal representatives, as the case may be.

             27. LAW OF FORUM; PROVISIONS SEVERABLE. This lease agreement shall be governed by the laws of the State of Wisconsin. If any provision of this lease agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or unenforceable under any law applicable thereto, such provision shall be deemed deleted from this lease agreement without impairing or prejudicing the validity, legality and enforceability of the remaining provisions hereof.

             28. ENTIRE AGREEMENT AND MODIFICATION. This instrument is the entire lease agreement between the parties hereto, and there are no other promises, conditions or understandings, oral or written, between the parties. This agreement shall not be modified nor amended unless reduced to writing and executed as this agreement is executed.

             IN WITNESS WHEREOF, James Luterbach, as Lessor, has executed these presents, and Harnischfeger Engineers, Inc. as Lessee, has caused these presents to be executed by its duly authorized officer, and their respective seals to be hereunto affixed, in multiple original, at the place and on the date first above written.

   LESSOR:                            LESSEE:

                                      HARNISCHFEGER ENGINEERS, INC.
                                      (SEAL)


   /s/ James Luterbach      (SEAL)    By:  /s/ John R. Kuhnmuench, Jr.
   James Luterbach                         John R. Kuhnmuench, Jr.,
                                           Vice President, Secretary
                                           and General Counsel